UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2017 (September 27, 2017)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1 Zhongying Commercial Plaza,

Zhong Ying Road

Wujiang, Suzhou

Jiangsu Province, China

(Address of Principal Executive Offices)

+86 512 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2017, China Commercial Credit, Inc. (the “Company”) entered into a securities purchase Agreement (the “SPA”) with certain accredited and sophisticated investors (each a “Purchaser” or collectively the “Purchasers”) in connection with a private placement offering (the “Offering”) of 552,486 shares (“Shares”) of common stock, par value $0.001 per share, of the Company, for gross proceeds to the Company of one million dollars. The purchase price per share of the Offering is $1.81. In connection with the purchase of the Shares, the Purchasers will receive a warrant (the “Warrant”) to purchase up to the number of shares of the Company’s common stock equal to 193,370 of the shares of common stock purchased by the Purchasers pursuant to the SPA. The Warrant has an exercise price of $2.26 per share and is exercisable on the date of issuance and expire five years form the date of issuance. The Offering closed on September 29, 2017.

The Shares issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The net proceeds to the Company from the Offering will be approximately $982,000. The net proceeds of shall be used by the Company for general corporate purposes, payment of the transactional expenses related to the acquisition of all of the outstanding issued shares of Sorghum Investment Holdings Limited from certain shareholders of Sorghum; and payment related to the settlement of securities class action and derivative action previously disclosed in the SEC filings.

Pursuant to the terms of the SPA, each Purchaser agrees until the earlier occurrence of (i) the Company executing definitive binding documents for a Qualified Transaction and the Qualified Transaction having been closed, or (ii) the first anniversary of the date of the SPA (such earlier date, the “Lock-Up Expiration Date” and such period as the “Lock-up Period”), the Purchaser shall not, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock acquired and beneficially owned by the Investor (whether any such transaction is to be settled by delivery of common shares, other securities, cash or other consideration) or otherwise dispose (or publicly announce the Investor’s intention to do any of the foregoing) of, directly or indirectly, any such Shares, subject to certain exception. A “Qualified Transaction” means any transaction which results in the Company completing (i) public or private offering with an aggregated gross proceeds of $20,000,000; (ii) merger with or acquisition by an entity with a market value or enterprise value higher than that of the Company as of December 31, 2016; or (iii) any merger with, or sale of assets to a company that results in such entity owning more than 50% of the Company’s capital stock or owning more than 50% of the Company’s assets as of December 31, 2016.

The SPA also contains customary representation and warranties of the Company and the Purchasers.

The form of Common Stock Purchase Warrant is filed as 4.1 to this Current Report on Form 8-K and such document is incorporated herein by reference. The form of the SPA is filed as Exhibits 10.1 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA and the Warrant, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement, dated as of September 27, 2017, by and among the Company and the Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: September 29, 2017	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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